2022 Year End Earnings Call March 1, 2023

Forward-Looking Statements This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward- looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the impact of inflation, the impact of foreign currency fluctuations, the COVID-19 pandemic and governmental responses thereto, international hostilities, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, Standalone Adjusted EBITDA, and Organic/Inorganic Revenues because they are a basis upon which our management assesses our performance, and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability, performance and liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. Safe Harbor Statement and Non-GAAP Financial Measures © 2023 Clarivate Plc. All rights reserved. 2

Introduction Mark Donohue, Vice President, Investor Relations Business Review Jonathan Gear, Chief Executive Officer Financial Review Jonathan Collins, Chief Financial Officer Question & Answer Agenda 3

Business Review Jonathan Gear Chief Executive Officer

2022 Business Highlights © 2023 Clarivate Plc. All rights reserved. 5 Revenue $2.66 billion ↑ $783M from prior year 2.6% organic growth Adjusted EBITDA $1.11 billion ↑ $312M from prior year 41.8% margin Adjusted FCF $522 million ↑ $63M from prior year 47% profit conversion Adjusted diluted EPS 85₵ ↑ 13₵ from prior year See the Appendix for a reconciliation of GAAP to Non-GAAP measures. Delivered 4% organic recurring revenue growth KEY HIGHLIGHTS 1 3 4 5 6 2 Developed Growth Acceleration Plan Completed CEO Transition Pivoted Operating Model Reduced Debt by $0.5B Assessed Growth Potential Managed Portfolio via Divestiture FINANCIAL RESULTS

Academia & Government Segment Highlights Selected by Singapore's National Library Board for nationwide digital transformation of all citizens' user experience and access to library resources Launched the next generation of Web of Science researcher profiles, unifying cross-Clarivate data to enable researchers to showcase expertise Invested in diversity, equity, and inclusion (DEI) primary source content and significantly grew revenue from this mission-driven teaching & learning priority Continued strong growth of content marketplace, Rialto, reaching ~300 customers across 24 countries driven by market-leading workflow features © 2023 Clarivate Plc. All rights reserved. 6 2022

Life Sciences & Healthcare Segment Highlights Delivered a custom data integration and analytics platform to a top 5 Pharma company to drive holistic patient journey and needs insights Enhanced AI/ML-powered predictive analytics within Cortellis to inform investment decisions and strategic portfolio management for increased R&D productivity Expanded Specialty Pharmacy real world data coverage and analytics capabilities to support commercialization of growing field of biologic and rare-disease therapeutics Empowering digital health initiatives with deep learning AI to expediate disease diagnosis for a top 5 Pharma company © 2023 Clarivate Plc. All rights reserved. 7 2022

Intellectual Property Segment Highlights Closed multi-million-dollar IP management software and services deals in Japan to support clients’ complex IP processes through IPfolio, our innovative cloud-based solution Launched Brand Landscape Analyzer (BLA), a solution set to disrupt traditional TM search & watch by combining AI/ML, derived metrics & domain expertise Partnered with a top 5 pharma company to improve and streamline their IP administrative process Improved examination quality and efficiency of several Patent and Trademark Offices globally through our AI-driven image-based search solution, TrademarkVision © 2023 Clarivate Plc. All rights reserved. 8 2022

2023 Priorities Accelerate organic growth above 2022 level1 Complete integration cost synergies and pursue revenue synergies2 Continue to drive efficiency to invest back into products while improving margins3 Drive culture and elevate organization to enhance collaboration and innovation4 Generate half billion in free cash flow5 Reduce net leverage to under 4x by year end6 © 2023 Clarivate Plc. All rights reserved.

March 9, 2023 Join us as we detail our plan to create shareholder value by leveraging our mission critical solutions and scale, created by interconnected end markets, designed to accelerate our organic growth and fuel a path towards achieving our medium- term financial targets. Clarivate Investor Day Live video presentation starting at 9 am ET © 2023 Clarivate Plc. All rights reserved. 10 https://investorday2023.virtualevent.page/

Financial Review Jonathan Collins Chief Financial Officer

Q4 and FY 2022 Financial Results

- Inorganic growth drove **revenue** increase of 42% for full year with contribution from organic growth
- **Net Loss** attributable to ordinary shares of $4.0 billion due to impairment of goodwill related to the CPA Global and ProQuest acquisitions; non-cash charge excluded from Adj. Diluted EPS
- **Operating cash flow** in 2022 $185m higher than prior year due to higher earnings (ex. impairment), partly offset by higher interest, taxes and working capital

Changes from Prior Year

$ in millions except EPS	Q4 '22	Q4 '21	Change	FY '22	FY '21	Change
Revenues, net	**$675**	**$561**	**$115**	**$2,660**	**$1,877**	**$783**
Adjusted EBITDA	304	257	48	1,113	800	312
Adjusted EBITDA Margin	*45.1%*	*45.8%*	*(70) Bps*	*41.8%*	*42.6%*	*(80) Bps*
Income (Loss) from Operations	**319**	**32**	**287**	**(3,926)**	**(87)**	**(3,839)**
Interest Expense, Net	77	111	(34)	270	253	17
Income Tax Expense	(78)	0	78	(29)	12	41
Net Income (Loss) Ordinary Shares	**304**	**(130)**	**434**	**(4,036)**	**(312)**	**(3,724)**
Net Income (Loss) Per Share, basic	**$0.45**	**$(0.20)**	**$0.64**	**$(5.97)**	**$(0.49)**	**$(5.48)**
Adjusted Diluted EPS	$0.22	$0.23	$(0.01)	$0.85	$0.72	$0.13
Operating Cash Flow	**137**	**18**	**119**	**509**	**324**	**185**
Capital Spending	46	32	14	203	119	84
Free Cash Flow	91	(14)	105	306	205	101
Adjusted Free Cash Flow	107	144	(37)	522	459	63

Top-line growth and benefit of cost synergies drove cash flow improvement

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

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© 2023 Clarivate Plc. All rights reserved.

 Organic growth of +2.6% was in-line with most recent expectations  Inorganic growth from PQ and Patient Connect, net of MarkMonitor divestment, contributed $832m with a profit conversion of 30% on a pre-cost synergy basis  Cost synergies, net of certain cost to achieve, contributed $75m of profit  Significant top-line Fx translation headwind of $97m on record strength of USD and $31m EBITDA conversion, which includes realized transaction gain of $14m in 2022 FY 2022 Revenue and Adj. EBITDA vs. Prior Year Top- and bottom-line growth driven largely by ProQuest acquisition and cost synergies $800 $1,113$31 $17 $252 $74 $97 $48 $832 $1,877 $2,660 FY 2021 Organic Growth Inorganic Growth Cost Synergies FX FY 2022 +2.6% 30% Revenue Adj. EBITDA Year + Better - Worse $ millions 42.6% 41.8%35% 30% 13 See the Appendix for a reconciliation of GAAP to Non-GAAP measures. © 2023 Clarivate Plc. All rights reserved.

 Interest expense increase due to debt used to fund the ProQuest acquisition  Higher capital spending primarily from ProQuest acquisition Q4 and FY 2022 Cash Flow Profit growth partially offset by higher interest, taxes, and capital requirements Changes from Prior Year See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 1 Includes payments from CPA Global employee benefits trust taken from restricted cash but included in cash from operations in GAAP financial statements. $ in millions Q4 ’22 Q4 ‘21 Change FY ’22 FY ’21 Change Adj. EBITDA $304 $257 $47 $1,113 $800 $313 One-Time Costs1 (17) (122) 105 (215) (218) 3 Interest (99) (85) (14) (252) (182) (70) Taxes (19) (12) (7) (64) (34) (30) Working Capital / Other (32) (20) (12) (73) (42) (31) Operating Cash Flow 137 18 119 509 324 185 Capital Spending (46) (32) (14) (203) (119) (84) Free Cash Flow 91 (14) 105 306 205 101 Conversion 30% (5)% 35% 28% 26% 2% Adj. Free Cash Flow $107 $144 $(37) $522 $459 $63 Conversion 35% 56% (21)% 47% 57% (10)% © 2023 Clarivate Plc. All rights reserved. 14

FY 2023 Outlook

- Organic growth expansion in 2023 from improvements expected in transactional products and services
- Profit margin expansion as a result of remaining flow through cost synergies from PQ integration
- Free Cash Flow represents significant improvement compared to last year on substantially lower one-time costs
- EPS decline v. prior year due to higher interest and depreciation expenses

Full Year Guidance Ranges

	Low	Midpoint	High	vs. 2022
Organic Growth	*2.75%*	*~3.25%*	*3.75%*	+65bps
Revenues	$2,630m	~$2,680m	$2,730m	+$20m
Adj. EBITDA	$1,100m	~$1,130m	$1,160m	+$15m
Profit Margin	42.0%	~42.25%	42.5%	+45bps
Free Cash Flow	$450m	~$500m	$550m	+$195m
Adj. Diluted EPS	75¢	~80¢	85¢	(5)¢

●- - -● Guidance Range
● Midpoint

Guidance anticipates significant FCF growth

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

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© 2023 Clarivate Plc. All rights reserved.

FY 2023 Revenue and Adj. EBITDA Outlook vs. Prior Year

- ~30% profit conversion on ~3.25% organic growth reflects operating expense investments to fuel product innovation
- Inorganic decline due to MarkMonitor divestiture
- Expect to recognize rest of PQ synergies through 2023
- Fx profit headwind due to transactional Fx gains in 2022 that are not expected to recur



$ millions
$2,660
$1,113
41.8%
~$85
+3.25%
~$25
~30%
~$65
~$30
~$40
~$0
~$15
~$2,680
~$1,130
~42.2%
FY 2022A
Organic Growth
Inorganic
Cost Synergies
FX
FY 2023P
Year
+ Better
- Worse
Revenue
Adj. EBITDA

Organic growth contribution and cost synergies will be partly offset by divestiture and Fx

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

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© 2023 Clarivate Plc. All rights reserved.

FY 2023 Cash Flow Outlook

- One-time cost reduction due to completion of acquisition integrations
- Higher cash interest expense on base rate increases
- Anticipate lower working capital requirements in 2023
- Increased capital spending to fuel product innovation and accelerate organic growth in next couple of years

Changes from Prior Year

$ in millions	2023 Outlook	2022 Actuals	Change
Adj. EBITDA	**~$1,130**	**$1,113**	**~$20**
One-Time Costs	*~(40)*	*(215)*	*~175*
Interest	~(270)	(252)	~(20)
Taxes	~(70)	(64)	~(5)
Working Capital / Other	~(10)	(73)	~65
Operating Cash Flow	~740	509	~230
Capital Spending	~(240)	(203)	~(35)
Free Cash Flow	**~$500**	**$306**	**~$195**
Conversion	***~44%***	***28%***	***~16%***

Substantial FCF growth driven by lower one-time costs

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

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© 2023 Clarivate Plc. All rights reserved.

20% 80% Floating Rate Fixed Rate Capital Structure Continue to strengthen balance sheet and mitigate interest rate risk See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 1 5.5% WACD at peak forward curve of ~5% Libor. Interest Coverage Total Debt / Net Leverage Interest Rate Mix Debt Maturity 1 25% 75% $2.5 $0.7 $0.9 $0.9 2023-2025 2026 2027 2028 2029 Term Loans Notes Undrawn Revolver $1.7 $3.5 $5.6 $5.1 5.4x 4.9x 4.9x 4.2x 2019 2020 2021 2022 2023P Total Debt Net Leverage $ billions $3.2 $ billions ~5.5% WACD 45%55% 6/30/2022A 12/31/2022A © 2023 Clarivate Plc. All rights reserved. $101 $98 $182 $252 $270 2.9x 5.0x 4.4x 4.4x 0.0 2.0 4.0 6.0 8.0 10.0 2019 2020 2021 2022 2023P Cash Interest Interest Coverage $0.8 18  Expect to utilize majority of FCF to deleverage via TLB and bring net leverage to <4x net this year  Interest coverage expected to remain >4x despite higher cash interest on base rate increases  Swapped remaining portion of the original tranche of TLB (no floor) from floating to fixed in August 2022 taking fixed to floating mix to 75/25 at year end after Q4 debt pay down (TLB & CFR)  YE liquidity of >$1b  No debt maturities or mandatory pre-payments for the next 3 years (Q4 2026) <4x $ millions 12/31/2023P

$1.0 $1.3 $1.9 $2.7 $2.7 4.5% 2.6% 2019 2020 2021 2022 2023P Organic CC Growth $294 $487 $800 $1,113 $1,130 30.2% 38.1% 42.6% 41.8% 42.25% 2019 2020 2021 2022 2023P Adj EBITDA Profit Margin $0.53 $0.64 $0.72 $0.85 $0.80 288 449 670 737 2019 2020 2021 2022 2023P Adjusted Diluted EPS Adj. Diluted Average Shares  Organic growth pressure in ‘22 driven by continued softness in transactional sales and consulting services  FCF expected to be up ~$200m as lower one time costs are expected in 2023  EPS expected to be relatively flat on carryover impact of strengthened USD, higher interest and capex, and divestiture of MarkMonitor Key Financial Metrics Trends Expect to deliver $0.2B Free Cash Flow growth in 2023 $ billions Revenue Adjusted Diluted EPS Free Cash Flow Adjusted EBITDA $ millions $ millions $48 $156 $205 $306 $500 16% 32% 26% 27% 44% 2019 2020 2021 2022 2023P FCF FCF Conversion See the Appendix for a reconciliation of GAAP to Non-GAAP measures. © 2023 Clarivate Plc. All rights reserved. 19 3.25% 1.2%3.1%

APPENDIX

This presentation contains financial measures which have not been calculated in accordance with generally accepted accounting principles in the United States of America (“US GAAP“), including Organic/Inorganic Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Adjusted Free Cash Flow because they are a basis upon which our management assesses our performance, and we believe they reflect the underlining trends and indicators of our business. Organic/Inorganic Revenues Organic revenues illustrates growth in businesses owned by the Company after twelve months, at constant currency. Inorganic revenues illustrates growth in the business via acquisitions and divestitures. Adjusted EBITDA Adjusted EBITDA represents net loss before the provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude the acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains (losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-operating income or expense, the impact of certain non-cash, mark-to-market adjustments on financial instruments, legal settlements, goodwill impairment and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all. Presentation of Certain Non-GAAP Financial Measures © 2023 Clarivate Plc. All rights reserved. 21

Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating Adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net plus the impact of the deferred revenue purchase accounting adjustments relating to acquisitions prior to 2021. Presentation of Certain Non-GAAP Financial Measures © 2023 Clarivate Plc. All rights reserved. 22

Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using Net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before the provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, the impact of certain non-cash mark-to-market adjustments on financial instruments, interest on debt held in escrow, goodwill impairment and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period. Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31, 2019, and the indentures governing our secured notes due 2026 issued by Camelot Finance S.A. and guaranteed by certain of our subsidiaries, and the indentures governing the secured and unsecured notes issued by Clarivate Science Holdings Corporation in August 2021, respectively. In addition, the credit facilities and the indentures contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented. Because Standalone Adjusted EBITDA is required pursuant to the terms of the reporting covenants under the credit facilities and the indentures and because this metric is relevant to lenders and noteholders, management considers Standalone Adjusted EBITDA to be relevant to the operation of its business. Standalone Adjusted EBITDA is calculated under the credit facilities and the indentures by using our Consolidated Net Loss for the trailing 12-month period (defined in the credit facilities and the indentures as our U.S. GAAP net income adjusted for certain items specified in the credit facilities and the indentures) adjusted for items including: taxes, interest expense, depreciation and amortization, non-cash charges, including goodwill impairment, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run- rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments that were presented in the offering memorandum used in connection with the issuance of the secured notes due in 2026 and earnout obligations incurred in connection with an acquisition or investment. Presentation of Certain Non-GAAP Financial Measures © 2023 Clarivate Plc. All rights reserved. 23

Free Cash Flow and Adjusted Free Cash Flow We use Free Cash Flow and Adjusted Free Cash Flow in our operational and financial decision-making and believe Free Cash Flow and Adjusted Free Cash Flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the ability of companies to service their debt. Free Cash Flow is calculated using net cash provided by operating activities, less capital expenditures. Adjusted Free Cash Flow is calculated as Free Cash Flow, less cash paid for restructuring and lease-exit activities, payments related to the CPA Global equity plan, transaction related costs, interest on debt held in escrow, debt issuance costs, and other one-time payments that the Company does not consider indicative of its ongoing operating performance. Presentation of Certain Non-GAAP Financial Measures © 2023 Clarivate Plc. All rights reserved. 24

Reconciliation of Non-GAAP Financial Measures (QTD)

The following tables present the amounts of our subscription, re-occurring, and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well as the drivers of the variances between periods.

	Three Months Ended December 31,		Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)			
			Total Variance (Dollars)	Total Variance (Percentage)	Acquisitions	Disposal	FX Impact	Organic
(in millions, except percentages); (unaudited)	2022	2021						
Subscription revenues	$ 399.1	$ 305.5	$ 93.6	30.6 %	36.6 %	(3.9) %	(4.5) %	2.5%
Re-occurring revenues	112.7	119.6	(6.9)	(5.8) %	— %	— %	(8.3)%	2.5%
Transactional and other revenues	163.6	135.1	28.5	21.1 %	29.5 %	(0.5) %	(2.0)%	(5.9)%
Deferred revenues adjustment[1]	(0.1)	0.5	(0.6)	(120.0) %	(120.0) %	— %	— %	—%
Revenues, net	**$ 675.3**	**$ 560.7**	**$ 114.6**	**20.4 %**	**26.9 %**	**(2.2) %**	**(4.7) %**	**0.5 %**

[1] Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.

Clarivate™

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© 2023 Clarivate Plc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures (YTD)

The following tables present the amounts of our subscription, re-occurring, and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well as the drivers of the variances between periods.

(in millions, except percentages); (unaudited)	Year Ended December 31, 2022	Year Ended December 31, 2021	Variance Increase/(Decrease): Total Variance (Dollars)	Variance Increase/(Decrease): Total Variance (Percentage)	Percentage of Factors Increase/(Decrease): Acquisitions	Disposals	FX Impact	Organic
Subscription revenues	$ 1,619.8	$ 1,034.4	$ 585.4	56.6 %	59.2 %	(1.1) %	(4.9) %	3.4 %
Re-occurring revenues	441.9	453.2	(11.3)	(2.5) %	— %	— %	(7.7) %	5.2 %
Transactional and other revenues	599.1	393.3	205.8	52.3 %	58.3 %	(0.2) %	(3.1) %	(2.7) %
Deferred revenues adjustment[1]	(1.0)	(4.0)	3.0	75.0 %	75.0 %	— %	— %	— %
Revenues, net	**$ 2,659.8**	**$ 1,879.9**	**$ 782.9**	**41.7 %**	**45.0 %**	**(0.7) %**	**(5.2) %**	**2.6 %**

[1] Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.

Clarivate™

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© 2023 Clarivate Plc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

Net Income (Loss) to Adjusted EBITDA

(in millions); (unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 30, 2022	Year Ended December 30, 2021
Net income (loss) to attributable to ordinary shares	**$ 304.3**	**$ (130.5)**	**$ (4,035.6)**	**$ (312.0)**
Dividends on preferred shares	19.1	19.1	75.4	41.5
Net income (loss)	**323.4**	**(111.4)**	**(3,960.2)**	**(270.5)**
(Benefit) provision for income taxes	(77.8)	0.1	(28.9)	12.3
Interest expense and amortization of debt discount, net	77.0	111.3	270.3	252.5
EBIT	**322.6**	**—**	**(3,718.8)**	**(5.6)**
Depreciation and Amortization	188.8	145.2	710.5	537.8
Deferred revenues adjustment[1]	0.1	(0.5)	1.0	4.0
Transaction related costs[2]	6.1	38.8	14.2	46.2
Share-based compensation expense	22.3	31.8	102.2	139.6
Gain on sale from divestitures[3]	(278.5)	—	(278.5)	—
Restructuring and impairment[4]	9.8	3.8	66.7	129.5
Goodwill impairment	0.5	—	4,449.1	—
Mark-to-market (gain) loss on financial instruments[5]	(4.1)	31.9	(206.8)	(81.3)
Other[6]	36.8	5.6	(26.9)	30.3
Adjusted EBITDA	**$ 304.4**	**$ 256.6**	**$ 1,112.7**	**$ 800.4**
Adjusted EBITDA Margin	**45.1%**	**45.8%**	**41.8%**	**42.6%**

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. The year ended 2021 also includes the mark-to-market adjustment (gains) on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Represents the net gain from the sale of the MarkMonitor Domain Management business.
4. Primarily reflects costs related to restructuring and impairment associated with the One Clarivate, ProQuest and CPA Global restructuring programs.
5. Reflects mark-to-market adjustments on the Private Placement Warrants under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
6. Primarily includes the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

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Reconciliation of Non-GAAP Financial Measures

Net Loss to Adjusted EBITDA

(in millions); (unaudited)	Year Ended December 31, 2022	2021	2020
Net loss attributable to ordinary shares	$ (4,035.6)	$ (312.0)	$ (350.6)
Dividends on preferred shares	75.4	41.5	—
Net loss	(3,960.2)	(270.5)	(350.6)
(Benefit) provision for income taxes	(28.9)	12.3	(2.7)
Interest expense and amortization of debt discount, net	270.3	252.5	111.9
EBIT	(3,718.8)	(5.6)	(241.4)
Depreciation and amortization	710.5	537.8	303.2
Deferred revenues adjustment[1]	1.0	4.0	23.1
Transaction related costs[2]	14.2	46.2	99.3
Share-based compensation expense	102.2	139.6	70.5
Gain on sale of divestitures[3]	(278.5)	—	(28.1)
Restructuring and impairment[4]	66.7	129.5	56.1
Goodwill impairment	4,449.1	—	—
Mark-to-market (gain) loss on financial instruments[5]	(206.8)	(81.3)	205.1
Other[6]	(26.9)	30.4	(1.1)
Adjusted EBITDA	$ 1,112.7	$ 800.4	$ 486.6
Adjusted EBITDA Margin	41.8 %	42.6 %	38.1 %

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 2021 also includes the mark-to-market adjustment (gains) on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. 2022 represents the net gain from the sale of the MarkMonitor Domain Management business. 2020 represents the net gain from sale of certain assets and liabilities of the Techstreet business.
4. Primarily reflects costs related to restructuring and impairment associated with the One Clarivate, ProQuest and CPA Global restructuring programs.
5. Reflects mark-to-market adjustments on the Private Placement Warrants under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
6. Primarily reflects the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives.

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Reconciliation of Non-GAAP Financial Measures

Net Loss to Standalone Adjusted EBITDA

(in millions); (unaudited)		Twelve Months Ended December 31, 2022
Net loss attributable to ordinary shares		**$(4,035.6)**
Dividends on preferred shares		75.4
Net loss		**(3,960.2)**
Benefit from income taxes		(28.9)
Depreciation and amortization		710.5
Interest expense and amortization of debt discount, net		270.3
Deferred revenues adjustment[1]		1.0
Transaction related costs[2]		14.2
Share-based compensation expense		102.2
Gain on sale of divestitures[3]		(278.5)
Restructuring and impairment[4]		66.7
Goodwill impairment		4,449.1
Mark-to-market (gain) loss on financial instruments[5]		(206.8)
Other[6]		(26.9)
Adjusted EBITDA	**$**	**1,112.7**
Realized foreign exchange gain		(14.3)
Cost savings[7]		41.2
Standalone Adjusted EBITDA	**$**	**1,139.6**

Descriptions

Adjusted EBITDA and Standalone Adjusted EBITDA Adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
3. Represents the net gain from the sale of the MarkMonitor Domain Management business.
4. Primarily reflects costs related to restructuring and impairment associated with the One Clarivate, ProQuest and CPA Global Programs.
5. Reflects mark-to-market adjustments on the Private Placement Warrants under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
6. Primarily reflects the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
7. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

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Reconciliation of Non-GAAP Financial Measures (QTD)

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except per share amounts); (unaudited)	Three Months Ended December 31, 2022 Amount	2022 Per Share	2021 Amount	2021 Per Share
Net income (loss) attributable to ordinary shares, diluted	**$ 323.4**	**$ 0.44**	**$ (130.4)**	**$ (0.20)**
Dividends on dilutive preferred shares[1]	(19.1)	0.01	—	—
Net income (loss) attributable to ordinary shares	**304.3**	**0.45**	**(130.5)**	**(0.20)**
Dividends on preferred shares	19.1	(0.01)	19.1	0.03
Net income (loss)	**323.4**	**0.44**	**(111.4)**	**(0.17)**
Deferred revenues adjustment[2]	0.1	—	(0.5)	—
Transaction related costs[3]	6.1	0.01	38.7	0.05
Share-based compensation expense	22.3	0.03	31.8	0.04
Amortization related to acquired intangible assets	142.5	0.19	117.4	0.16
Restructuring and impairment[4]	9.8	0.01	3.8	0.01
Goodwill impairment	0.5	—	—	—
Mark-to-market (gain) loss on financial instruments[5]	(4.1)	(0.01)	31.9	0.04
Interest on new debt held in escrow[6]	—	—	66.6	0.09
Other[7]	(241.7)	(0.32)	5.6	0.01
Income tax impact of related adjustments	(94.9)	(0.13)	(20.7)	(0.03)
Adjusted net income and Adjusted Diluted EPS	**$ 164.0**	**$ 0.22**	**$ 163.2**	**$ 0.23**
Adjusted weighted average ordinary shares (Diluted)	731.2		714.0	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the dilutive impact of mandatory convertible preferred shares under the if-converted method during the period.
2. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
3. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
4. Primarily reflects costs related to restructuring and impairment associated with the One Clarivate, ProQuest and CPA Global restructuring programs.
5. Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
6. Reflects interest expense incurred on secured and unsecured notes issued in 2021, while held in escrow pending the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore considers this interest expense as part of the transaction costs associated with the acquisition.
7. 2022 includes the $(278.5) net gain from the sale of the MarkMonitor Domain Management business. The remaining amount primarily includes the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

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Reconciliation of Non-GAAP Financial Measures (YTD)

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except per share amounts); (unaudited)	Year Ended December 31, 2022 Amount	2022 Per Share	2021 Amount	2021 Per Share
Net loss attributable to ordinary shares, diluted	**$ (4,231.5)**	**$ (6.24)**	**$ (393.3)**	**$ (0.61)**
Change in fair value of private placement warrants	195.9	0.29	81.3	0.12
Net income (loss) attributable to ordinary shares	**(4,035.6)**	**(5.95)**	**(312.0)**	**(0.49)**
Dividends on preferred shares	75.4	0.11	41.5	0.06
Net loss	**(3,960.2)**	**(5.84)**	**(270.5)**	**(0.41)**
Deferred revenues adjustment[1]	1.0	—	4.0	0.01
Transaction related costs[2]	14.2	0.02	46.2	0.07
Share-based compensation expense	102.2	0.15	139.6	0.21
Amortization related to acquired intangible assets	579.6	0.85	450.5	0.67
Restructuring and impairment[3]	66.7	0.10	129.5	0.19
Goodwill impairment	4,449.1	6.56	—	—
Mark-to-market (gain) loss on financial instruments[4]	(206.8)	(0.30)	(81.3)	(0.12)
Interest on debt held in escrow[5]	—	—	95.8	0.14
Other[6]	(305.4)	(0.52)	30.3	0.05
Income tax impact of related adjustments	(112.4)	(0.17)	(62.4)	(0.09)
Adjusted net income and Adjusted Diluted EPS	**$ 628.0**	**$ 0.85**	**$ 481.7**	**$ 0.72**
Adjusted weighted average ordinary shares (Diluted)	737.1		670.4	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. 2021 also includes the mark-to-market adjustment (gains) on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Primarily reflects costs related to restructuring and impairment associated with the One Clarivate, ProQuest and CPA Global restructuring programs.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on secured and unsecured notes issued in 2021, while held in escrow pending the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore considers this interest expense as part of the transaction costs associated with the acquisition.
6. 2022 includes the $(278.5) net gain from the sale of the MarkMonitor Domain Management business. The remaining amount primarily includes the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

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Reconciliation of Non-GAAP Financial Measures

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except per share amounts); (unaudited)	Year Ended December 31, 2021		Year Ended December 31, 2020	
	Amount	Per Share	Amount	Per Share
Net loss attributable to ordinary shares, diluted	**$ (393.3)**	**$ (0.61)**	**$ (350.6)**	**$ (0.82)**
Change in fair value of private placement warrants	81.3	0.12	—	—
Net loss attributable to ordinary shares	**(312.0)**	**(0.49)**	**(350.6)**	**(0.82)**
Dividends on preferred shares	41.5	0.06	—	—
Net loss	**(270.5)**	**(0.41)**	**(350.6)**	**(0.82)**
Deferred revenues adjustment[(1)]	4.0	0.01	23.1	0.05
Transaction related costs[(2)]	46.2	0.07	99.3	0.22
Share-based compensation expense	139.6	0.21	70.5	0.16
Amortization related to acquired intangible assets	450.5	0.67	237.0	0.53
Restructuring and impairment[(3)]	129.5	0.19	56.1	0.13
Mark-to-market (gain) loss on financial instruments[(4)]	(81.3)	(0.12)	205.1	0.46
Debt extinguishment costs and refinancing related costs	—	—	8.6	0.02
Gain on sale of Techstreet	—	—	(28.1)	(0.06)
Interest on new debt held in escrow[(5)]	95.8	0.14	—	—
Other[(6)]	30.3	0.05	(1.1)	—
Income tax impact of related adjustments	(62.4)	(0.09)	(30.7)	(0.07)
Adjusted net income and Adjusted Diluted EPS	**$ 481.7**	**$ 0.72**	**$ 289.1**	**$ 0.64**
Adjusted weighted average ordinary shares (Diluted)	670.4		448.9	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with* Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. 2021 also includes the mark-to-market adjustment (gains) on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020, as well as the One Clarivate and ProQuest restructuring programs in 2021. 2020 also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments at that time.
4. Reflects mark-to-market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on secured and unsecured notes issued in 2021, while held in escrow pending the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore considers this interest expense as part of the transaction costs associated with the acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives.

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Reconciliation of Non-GAAP Financial Measures

Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Net cash provided by operating activities	$ 136.9	$ 18.3	$ 509.3	$ 323.8	$ 263.5
Capital expenditures	(46.4)	(32.3)	(202.9)	(118.5)	(107.7)
Free cash flow	$ 90.5	$ (14.1)	$ 306.4	$ 205.2	$ 155.8
Cash paid for CPA Global equity plan[(1)]	6.0	—	156.7	—	—
Cash paid for restructuring costs[(2)]	8.5	14.5	41.9	80.3	26.0
Cash paid for transaction related costs[(3)]	1.5	57.0	13.4	78.2	95.8
Cash paid for other costs[(4)]	0.6	0.1	3.4	1.6	—
Cash paid for debt issuance costs	—	50.0	—	57.8	7.7
Cash paid for interest held in escrow[(5)]	—	36.3	—	36.3	—
Cash paid for transition, integration and other costs[(6)]	—	—	—	—	16.4
Adjusted free cash flow	$ 107.1	$ 143.8	$ 521.8	$ 459.4	$ 301.7

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Includes cash funded by a trust related to CPA Global Equity Plan payout upon vesting.
2. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the One Clarivate, ProQuest and CPA Global restructuring programs.
3. Includes cash paid for costs incurred to complete business combination transactions, which are comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
4. Includes cash paid for other costs that do not reflect our ongoing operating performance.
5. Reflects the portion of cash paid on secured and unsecured notes issued in 2021, while held in escrow pending the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore considers this interest expense as part of the transaction costs associated with the acquisition.
6. Consists of cash paid for costs incurred in 2020 in connection with and after our separation from Thomson Reuters in 2016, which related to the implementation of our standalone company infrastructure and cost-savings initiatives at that time, as well as other costs that do not reflect our ongoing operating performance.

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Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Revenues, net for the FY2023 outlook:

Revenues, net

(in millions)	Year Ending December 31, 2023 Outlook mid-point	Year Ending December 31, 2022	Variance Increase/(Decrease) Total Variance (Dollars)	Variance Increase/(Decrease) Total Variance (Percentage)	Percentage of Factors Increase/(Decrease) Acquisitions	Disposal	FX Impact	Organic
Revenues, net	$ 2,680	$ 2,660	$ 20	0.8 %	— %	(2.4)%	(0.1)%	3.3 %

The following table presents our calculation of Adjusted EBITDA for the FY2023 outlook and reconciles this measure to our Net income (loss) for the same period:

Adjusted EBITDA

(in millions)	Year Ending December 31, 2023 (Forecasted) Low	High
Net loss attributable to ordinary shares	$(207)	$(147)
Dividends on preferred shares[1]	75	75
Net loss	(131)	(71)
Provision for income taxes	70	70
Depreciation and amortization	720	720
Interest expense and amortization of debt discount, net	286	286
Restructuring and impairment[2]	25	25
Share-based compensation expense	130	130
Adjusted EBITDA	$ 1,100	$ 1,160
Adjusted EBITDA margin	42.0 %	42.5 %

Descriptions

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS dividends.
2. Primarily reflects restructuring costs expected to be incurred in 2023 associated with the ProQuest acquisition restructuring program.

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Year Ending December 31, 2023 (Forecasted) Low High Per Share Per Share Net loss attributable to ordinary shares $ (0.28) $ (0.20) Dividends on preferred shares(1) 0.10 0.10 Net loss (0.18) (0.10) Restructuring and impairment(2) 0.03 0.03 Share-based compensation expense 0.18 0.18 Amortization related to acquired intangible assets 0.77 0.77 Other (0.01) 0.01 Income tax impact of related adjustments (0.05) (0.05) Adjusted Diluted EPS $ 0.75 $ 0.85 Weighted average ordinary shares (Diluted)(3) 740 million Descriptions Adjusted Diluted EPS Adjustments 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS dividends. 2. Primarily reflects restructuring costs expected to be incurred in 2023 associated with the ProQuest acquisition restructuring program. 3. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS dividends and assumed the “if-converted” method of share dilution. 35 Reconciliation of Non-GAAP Financial Measures The following table presents our calculation of Adjusted Diluted EPS for the FY2023 outlook and reconciles this measure to our Net income (loss) per share for the same period: Net Income (Loss) Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS © 2023 Clarivate Plc. All rights reserved.

Year Ending December 31, 2023 (Forecasted) (in millions) Low High Net cash provided by operating activities $ 690 $ 790 Capital expenditures (240) (240) Free cash flow $ 450 $ 550 The following table presents our calculation of Free cash flow for the FY2023 outlook and reconciles this measure to our Net cash provided by operating activities for the same period: 36 Reconciliation of Non-GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow © 2023 Clarivate Plc. All rights reserved.